Exhibit 99.1

                              Form 4 Joint Filer Information

Name:                       Marpul Trust
Address:                    c/o Southpac Trust International, Inc.
                            Post Office Box 11
                            Rarotonga, Cook Islands

Designated Filer:           Marc A. Puleo, M.D.

Issuer and Ticker Symbol:   PetMed Express, Inc. (PETS)

Date of Event Requiring
  Statement:                December 22, 2005

Signature:                  Southpac Trust International, Inc., Trustee
                            for Marpul Trust
                            By: /s/ Brian Mason


                            Brian Mason, Managing Director


Name:                       Southpac Trust International, Inc.
Address:                    Post Office Box 11
                            Rarotonga, Cook Islands

Designated Filer:           Marc A. Puleo, M.D.

Issuer and Ticker Symbol:   PetMed Express, Inc. (PETS)

Date of Event Requiring
  Statement:                December 22, 2005

Signature:                  Southpac Trust International, Inc.
                            By: /s/ Brian Mason

                            Brian Mason, Managing Director


Name:                       Marpul Investments Limited Partnership
Address:                    1441 SW 29 Avenue
                            Pompano Beach, Florida  33069

Designated Filer:           Marc A. Puleo, M.D.

Issuer and Ticker Symbol:   PetMed Express, Inc. (PETS)

Date of Event Requiring
  Statement:                December 22, 2005

Signature:                  Marpul Investments Limited Partnership
                            By: /s/ Marc A. Puleo


                            Marc A. Puleo, General Partner